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                                                                   EXHIBIT 10.11
                                                                [EXECUTION COPY]

                                SECOND AMENDMENT
                                TO LOAN AGREEMENT
                                   AND CONSENT

         THIS SECOND AMENDMENT TO LOAN AGREEMENT AND CONSENT (this "Second Amendment"), dated as of June 9, 2003, is made and entered into by and between TEKELEC, a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                    RECITALS:

         A. Borrower and Bank are parties to that certain Loan Agreement dated as of October 31, 2001, as amended by (i) that certain extension letter dated October 16, 2002 and (ii) that certain First Amendment dated as of December 18, 2002 (as so amended, the "Agreement"), pursuant to which Bank agreed to make a revolving line of credit (the "Revolving Loan") available to Borrower, providing for revolving loans by Bank to Borrower from the date of the Agreement to but excluding August 31, 2004 (the "Revolving Loan Termination Date") in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000) at any one time outstanding.

         B. Borrower has informed Bank that in June, 2003, Borrower intends to combine the operations of its packet telephony business unit ("PTBU") with the business operations of Santera Systems Inc., a Delaware corporation ("Santera").

         C. In connection with the proposed combination referred to in Recital B hereinabove, reference is hereby made to that certain Agreement and Plan of Merger dated as of April 30, 2003 (the "Merger Agreement"), by and among Borrower, Luke Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Borrower ("Merger Sub"), Santera, those stockholders of Santera who execute the Merger Agreement (together with such additional parties that may become parties to the Merger Agreement as Legacy Santera Stockholders after the date thereof), and Austin Ventures VI, L.P., a Delaware limited partnership, pursuant to which, among other transactions (collectively, the "Transactions"),
(i) Borrower will contribute to Merger Sub certain assets of Borrower's PTBU and Twenty-Eight Million Dollars ($28,000,000) in cash, and (ii) immediately thereafter, Merger Sub will be merged into Santera, with Santera as the surviving corporation of the merger. After the closing of the merger, Borrower will own 51.6% of the issued and outstanding capital stock of Santera. The "Transactions" shall include all transactions contemplated by the Merger Agreement and the documents referred to therein, including without limitation the "Stockholders Agreement" and the other "Ancillary Agreements" (as such terms are defined in the Merger Agreement).

         D. Borrower has requested that Bank give its prior written consent to the consummation of the Transactions in accordance with the terms and conditions of the

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Merger Agreement, which Transactions would otherwise be prohibited by various provisions of the Agreement and the Loan Documents (as such term is defined in the Agreement), including without limitation Subsections 5.3, 5.4, 5.5 and 5.6 of the Agreement. In addition, Borrower has requested that Bank permit Borrower to contribute the Contributed Assets (as such term is defined in the Merger Agreement) to Merger Sub, free and clear of Bank's security interest therein. Bank is willing to consent to the consummation of the Transactions in accordance with the terms and conditions of the Merger Agreement and to permit Borrower to contribute the Contributed Assets to Merger Sub, free and clear of Bank's security interest therein, subject, however, to the terms and conditions of this Second Amendment.

                                   AGREEMENT:

         In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.       AMENDMENTS TO THE AGREEMENT.

         (a) Subsection 1.2 of the Agreement is hereby amended by adding new subsections (d), (e) and (f) thereto, which shall read in full as follows:

                  "(d) 'Merger Agreement' shall mean that certain Agreement and Plan of Merger dated as of April 30, 2003, by and among Borrower, Merger Sub, Santera, those stockholders of Santera who executed the Merger Agreement (together with such additional parties that may become parties to the Merger Agreement as Legacy Santera Stockholders after the date thereof), and Austin Ventures VI, L.P., as such Agreement and Plan of Merger is in effect on the date of the Second Amendment to this Agreement.

                  "(e) 'Merger Sub' shall mean Luke Acquisition Corp., a Delaware corporation.

                  "(f) 'Santera' shall mean Santera Systems Inc., a Delaware corporation."

         (b) Subsection 1.3 of the Agreement is hereby amended to read in full as follows:

                  "1.3 PURPOSE OF LOAN. The proceeds of the Revolving Loan shall be used for Borrower's general corporate purposes, including acquisitions and working capital. Without limiting the generality of the foregoing sentence, Borrower agrees that it shall not use the proceeds of the Revolving Loan to make any loan or advance to, or any investment in, Santera."

         (c) Subsection 2.2 of the Agreement is hereby amended to read in full as follows:

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                  "2.2 GUARANTIES. IEX Corporation, a Nevada corporation
(`Guarantor'), shall have executed and delivered to Bank a continuing guaranty in form and amount satisfactory to Bank. In addition, any and all future domestic subsidiaries of Borrower shall promptly execute and deliver to Bank continuing guaranties in form and amount satisfactory to Bank. Notwithstanding the foregoing, neither Santera nor Merger Sub shall be required to execute and deliver a continuing guaranty to Bank hereunder."

         (d) Subsection 5.1 of the Agreement is hereby amended to read in full as follows:

                  "5.1 LIENS. Borrower will not, and will not permit any of its subsidiaries to create, assume or permit to exist any Lien on any of its property, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except for (a) Liens, if any, in favor of Bank, (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation, (c) Liens created to secure indebtedness permitted by subsection 5.2(c) hereof, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of such indebtedness related thereto is not increased, (d) minor encumbrances and easements on real property which do not affect its market value, (e) Liens for taxes not delinquent and for taxes and other items being contested in good faith, (f) Liens on personal property in existence on the date of this Agreement, (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) Borrower or such subsidiary shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of Bank, and (h) all "Permitted Liens" (as defined in the Merger Agreement) set forth on Schedule 1.1E (Part 2) to the Merger Agreement, including without limitation all Permitted Liens in favor of Comerica Bank-California, Comdisco, Inc. or Third Coast Capital, provided that such Liens secure indebtedness of Santera permitted under subsection 5.2 hereof.

         (e) Subsection 5.2 of the Agreement is hereby amended to read in full as follows:

                  "5.2 INDEBTEDNESS. Borrower will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Borrower will not, nor shall it permit any subsidiary to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any indebtedness, except (a) indebtedness under this Agreement and the Loan Documents, (b) accounts payable

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and accrued liabilities incurred in the ordinary course of business, (c)
indebtedness, including in respect of capitalized lease obligations, incurred to purchase, or to finance the purchase of, assets which constitute property, plant and equipment, in an aggregate principal amount not in excess of Twenty Million Dollars ($20,000,000), (d) interest hedging obligations under interest hedge agreements entered into with Bank or any other financial institution, (e) obligations under foreign exchange hedge agreements entered into with Bank or any other financial institution, (f) indebtedness existing on the date of this Agreement (including overdraft lines for Borrower's Japanese subsidiary), or permitted to be incurred under agreements existing on the date of this Agreement, including renewals, replacements and refinancings (but no increases) thereof, (g) indebtedness in respect of endorsement of negotiable instruments in the ordinary course of business, (h) indebtedness owing to Borrower or any of its subsidiaries by any subsidiary of Borrower which has executed a continuing guaranty in favor of Bank as provided for herein, (i) guaranties by subsidiaries of Borrower of indebtedness of Borrower or other subsidiaries of Borrower, to the extent such underlying indebtedness is permitted hereunder, and (j) secured indebtedness of Santera under any "Material Santera Contracts" (as defined in the Merger Agreement) set forth on Schedule 4.15(a)(iii) to the Merger Agreement, including without limitation any secured indebtedness to Comerica Bank-California (or any successor thereto with respect to such indebtedness), Comdisco, Inc. and Third Coast Capital."

3. CONSENT TO TRANSACTIONS. Bank hereby consents to the consummation by Borrower of the Transactions in accordance with the terms and conditions of the Merger Agreement and the related agreements and documents referenced therein. Without limiting the generality of the foregoing, Bank hereby agrees that, for purposes of the Agreement, (a) the contribution of the Contributed Assets to Merger Sub pursuant to the Merger Agreement will constitute a permitted sale, transfer or other disposition by Borrower, (b) the contribution by Borrower to Merger Sub of Twenty-Eight Million Dollars ($28,000,000) pursuant to the Merger Agreement will constitute a permitted investment by Borrower, (c) the merger of Merger Sub into Santera will constitute a permitted merger of a subsidiary of Borrower, (d) the acquisition of Santera's capital stock at the "Effective Time" (as defined in the Merger Agreement) pursuant to the Merger Agreement will constitute a permitted acquisition and investment by Borrower, and (f) any acquisition, after the Effective Time, by Borrower pursuant to the Stockholders Agreement of shares of Santera capital stock from Santera, for a purchase price of up to Twelve Million Dollars ($12,000,000), or from the other stockholders of Santera, for a purchase price determined in accordance with the provisions of the Stockholders Agreement, will constitute a permitted acquisition and investment by Borrower. Bank also hereby further consents to Borrower's contribution or payment to, or investment in, Santera, following the Effective Time and pursuant to any one or more transactions, of an additional aggregate amount of up to Ten Million Dollars ($10,000,000), and Bank specifically acknowledges that such contributions, payments and/or investments shall be in addition to the Transactions.

4. CERTAIN DELIVERIES BY BORROWER. On or prior to the date hereof, Bank shall have received all of the following, in form and substance satisfactory to
Bank:

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         (a) A counterpart of this Second Amendment, duly executed by Borrower and acknowledged by Guarantor where indicated hereinbelow;

         (b) A fee in connection with the consent granted pursuant to this Second Amendment and the preparation of this Second Amendment in the sum of Five Thousand Dollars ($5,000), which fee shall be nonrefundable; and

         (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

5. RELEASE OF SECURITY INTEREST IN CONTRIBUTED ASSETS. Bank hereby agrees that, upon contribution of the Contributed Assets to Merger Sub in accordance with the terms of the Merger Agreement, the Contributed Assets shall no longer
(a) be subject to Bank's security interest, (b) be covered by any security agreement previously executed by Borrower in favor of Bank, or (c) be covered by any UCC-1 financing statement previously filed by Bank.

6. PLEDGE OF INVESTMENT SECURITIES. As soon as possible, but in no event later than the date that is ninety (90) days after the Closing Date (as such term is defined in the Merger Agreement), Borrower shall (a) execute and deliver to Bank a Security Agreement (Investment Securities), on Bank's standard form therefor, pursuant to which, among other things, Borrower shall pledge to Bank, and grant to Bank a first priority security interest in, all of Borrower's right, title and interest in and to the capital stock of Santera issued to Borrower at the Effective Time pursuant to the terms of the Merger Agreement,
(b) deliver to Bank the original stock certificates of Santera acquired by Borrower pursuant to the Merger Agreement and (c) deliver to Bank blank stock powers, executed by Borrower, describing such capital stock of Santera.

7.       RATIFICATION.

         (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

         (b) Upon the effectiveness of this Second Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Second Amendment.

8. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

         (a) Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

         (b) The execution, delivery and performance of this Second Amendment are within Borrower's corporate power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of the articles of

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incorporation or any other organizational papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

         (c) This Second Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

         (d) Except for any matters with respect to which Bank has granted its consent as provided herein, no event has occurred and is continuing or would result from this Second Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

9. GOVERNING LAW. This Second Amendment and all other instruments or documents executed in connection herewith shall be governed by, and construed in accordance with, the laws of the State of California.

10. COUNTERPARTS. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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         WITNESS the due execution hereof as of the date first above written.

"Borrower"

TEKELEC

By:    /s/ Frederick M. Lax
    ----------------------------------------
       Frederick M. Lax
       President and Chief Executive Officer

By:     /s/ Ronald W. Buckly
    ----------------------------------------
        Ronald W. Buckly
        Vice President and General Counsel

"Bank"

UNION BANK OF CALIFORNIA, N.A.

By:     /s/ John Kase
    -----------------------------------------

Title:  Vice President
       -------------------------------------

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                           Acknowledgment of Guarantor

         The undersigned, as Guarantor pursuant to that certain Continuing Guaranty dated as of July 31, 2000 (the "Guaranty"), hereby consents to the foregoing Second Amendment and acknowledges and agrees, without in any manner limiting or qualifying its obligations under the Guaranty, that payment of the Obligations (as such term is defined in the Guaranty) and the punctual and faithful performance, keeping, observance and fulfillment by Borrower of all of the agreements, conditions, covenants and obligations of Borrower contained in the Agreement are and continue to be unconditionally guaranteed by the undersigned pursuant to the Guaranty.

"Guarantor"

IEX CORPORATION

By:      /s/ Frederick M. Lax
    -----------------------------------
         Frederick M. Lax
         President

By:      /s/ Ronald W. Buckly
    -----------------------------------
         Ronald W. Buckly
         Vice President

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